MORTGAGE


         THIS MORTGAGE INDENTURE ("Mortgage") is made this ____ day of March, 1997, between USMX, INC., a Delaware corporation, whose address is 141 Union Boulevard, Suite 100, Lakewood, Colorado 80228, the party of the first part, and DAKOTA MINING CORPORATION, a Canadian corporation, whose address is 410 Seventeenth Street, Suite 2450, Denver, Colorado 80202, or its assigns, the party of the second part.

                                   WITNESSETH:
         That the said party of the first part, for and in consideration of a loan in the principal amount of the sum of Three Million Dollars ($3,000,000.00) of the United States of America, the receipt whereof is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey, unto the said party of the second part, and to its successors and assigns forever, all of its rights, titles and interests in and to that certain Exploration and Option to Purchase Agreement, more particularly described in Schedule 1 hereto, covering those certain lands in Valley County, Idaho, more particularly described in Section 2 hereto, together with all and singular the tenements, hereditaments, and appurtenances thereto belonging or in any wise appertaining.

         This grant is intended as a mortgage to secure the payment of a certain promissory note of even date herewith, executed and delivered by the said party of the first part and by USMX of Alaska, Inc., to the said party of the second part, which note in words and figures following, to wit: A note in the principal sum of U.S. Three Million Dollars (U.S. $3,000,000.00), with the unpaid principal amounts, plus accrued interest (at a rate of one percentage point above the floating Prime Rate, as provided in said notes), due on the Maturity Date (as defined in the Loan Agreement dated March ___, 1997 ("Loan Agreement"), between party of the first part, USMX of Alaska, Inc., and party of the second part.


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         And these  presents shall be void if such payments be made; but in case default shall be made in the payment of said principal sums of money or any part thereof as provided in said note or if the interest be not paid as therein specified, then and from thenceforth, it shall be optional with the said party of the second part, its successors or assigns to consider the whole or said principal sums expressed in said note as immediately due and payable, although the time expressed in said note for the payment thereof shall not have arrived and immediately to enter into and upon all and singular the above described premises, and to sell and dispose of the same according to law, and out of the money arising from such sale, to retain the principal and interest which shall then be due on said note together with the costs and charges of foreclosure suit, including reasonable counsel fees, and also the amounts of all such payments of taxes, assessments, incumbrances, or insurance as may have been made by said party of the second part, its successors or assigns by reason of the permission hereinafter given, with the interest on the same hereinafter allowed, rendering the overplus of the purchase money (if any there shall be), unto the said party of the first part, its successors or assigns. And the said party of the first part does hereby further covenant, promise and agree, to and with the said party of the second part to pay and discharge at maturity and when due, all such taxes or assessments, advance and minimum royalties, claim maintenance fees, liens or other incumbrances, now subsisting or hereafter to be laid or imposed upon said premises, or which may be in effect a prior charge thereon to these presents during the continuance hereof and in default thereof the said party of the second part may pay and discharge the same, and may, at its option, keep fully insured against all risks by fire the buildings which now or may be hereafter erected thereon, at the expense of the said party of the first part, and the sums so paid shall bear interest at the rate specified in said note, until paid, and shall be considered as secured by these presents and be a lien upon said from the proceeds of the sale thereof, above mentioned, with interest as herein provided.

         Party of the first part hereby covenants and agrees to execute such further instruments as reasonably may be requested by party of the second part, in order to further perfect the security interests of party of the second part in the properties and interests described in Schedules 1 and 2, including but not limited to security agreements and financing statements under the Idaho Uniform Commercial Code.

         This Mortgage is subject to the terms and conditions of that certain Intercreditor Agreement between the party of the second part and N Rothschild & Sons Limited

         IN WITNESS WHEREOF, the said party of the first part has hereunto set its hand and seal the day and year first above written.
                                   USMX, INC.



                       By:________________________________
                                Donald P. Bellum
                                Title: President

[CORPORATE SEAL]

ATTEST:



--------------------------------
_____________________, Secretary



STATE OF COLORADO }
                                    } ss.
COUNTY OF                           }

         The foregoing instrument was acknowledged before me this _____ day of __________________, 1997, by Donald P. Bellum, President of USMX, Inc., a Delaware corporation, on behalf of the Corporation.

(seal)

                       -----------------------------------
                                  NOTARY PUBLIC
                       My Commission expires: ____________



STATE OF COLORADO }
                                    } ss.
COUNTY OF                           }

         The foregoing instrument was acknowledged before me this _____ day of __________________, 1997, by ______________________________, Secretary of USMX,
Inc., a Delaware corporation, on behalf of the Corporation.

(seal)
                       -----------------------------------
                                  NOTARY PUBLIC


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                       My Commission expires: ____________